UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 17, 2010, Helicos BioSciences Corporation (“Helicos” or the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that it had committed to a reduction in headcount and restructuring plan (the “Restructuring Plan”).  As disclosed in the Original 8-K, J. William Efcavitch, Ph.D., the Company’s then Senior Vice President and Chief Technology Officer was transitioning into an advisory role as part of the Restructuring Plan.  On September 8, 2010, Helicos and Dr. Efcavitch entered into a Separation Agreement and Release under which Helicos granted Dr. Efcavitch a limited waiver of his existing noncompetition obligations in exchange for Dr. Efcavitch delivering a customary release of claims to Helicos.  Helicos is not paying Dr. Efcavitch severance or other termination payments in connection with his departure or his execution of the Separation Agreement and Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ronald A. Lowy
Date: September 14, 2010	Name: Ronald A. Lowy
Title: President and Chief Executive Officer

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